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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Foundry Networks, Inc. pertaining to the 1996 Stock Plan and 1999 Employee Stock Purchase Plan of our report dated January 26, 2004, with respect to the consolidated financial statements and schedule of Foundry Networks, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                      /s/ ERNST & YOUNG LLP



Palo Alto, California
September 9, 2004